UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 5, 2010

MDU Resources Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3480	41-0423660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1200 West Century Avenue P.O. Box 5650 Bismarck, North Dakota 58506-5650 (Address of principal executive offices) (Zip Code) Registrant’s telephone number, including area code: (701) 530-1000

______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2010 Annual Incentive Awards

On March 5, 2010 the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of MDU Resources Group, Inc. (the “Company”) established 2010 annual incentive award opportunities for its executive officers including its chief financial officer and those officers who are the named executive officers in the Company’s proxy statement for the 2010 Annual Meeting of Stockholders (the “NEOs”).  The Board approved the award opportunities at its meeting on March 5, 2010.  The 2010 annual incentive award opportunities for the chief financial officer and the NEOs are set forth in the 2010 Annual Award Opportunity Chart, which is filed as Exhibit 10.1 and incorporated herein by reference.  The form of Annual Incentive Award Agreement is filed as Exhibit 10.2.

The 2010 awards for Messrs. Hildestad, Harp, Schneider and Bietz were made pursuant to the Long-Term Performance-Based Incentive Plan.  Mr. Raile received no award because of his retirement on February 16, 2010.  Mr. Schwartz’s award was made pursuant to the MDU Resources Group, Inc. Executive Incentive Compensation Plan.  Mr. Schwartz succeeded Mr. Raile as chief financial officer on February 17, 2010.

Except as the Committee may otherwise determine, in order to be eligible to receive an annual incentive award payment under the Long-Term Performance-Based Incentive Plan, participants must remain employed by the Company through December 31, 2010.  The Committee has full discretion to determine the extent to which goals have been achieved, the payment level and whether any final payment will be made.  Unless the Committee determines otherwise, performance measure targets will be adjusted to take into account unusual or nonrecurring events affecting the Company, a subsidiary or a division or business unit, or the financial statements thereof, or changes in applicable laws, regulations or accounting principles to the extent such unusual or nonrecurring events or changes in applicable laws, regulations or accounting principles otherwise would result in dilution or enlargement of the annual incentive award intended to be provided.  Such adjustments are to be made in a manner that will not cause the award to fail to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code.

With respect to annual incentive awards granted pursuant to an Executive Incentive Compensation Plan, participants who retire at age 65 during the year remain eligible to receive an award.  Subject to the Committee’s discretion, participants who terminate employment for other reasons are not eligible for an award.  The Committee has full discretion to determine the extent to which goals have been achieved, the payment level and whether any final payment will be made.  Once performance goals are approved by the Committee for Executive Incentive Compensation Plan awards, the Committee generally does not modify the goals.  However, if major unforeseen changes in economic and environmental conditions or other significant factors beyond the control of management substantially affected management’s ability to achieve the specified performance goals, the Committee, in consultation with the chief executive officer, may modify the performance goals.  Such goal modifications will only be considered in years of unusually adverse or favorable external conditions.

Payments are based upon achievement of annual performance measures with a threshold, target and maximum level.  The target incentive award was established based upon the officer’s position and base salary.  Payment will range from zero to 200% of the target based upon achievement of performance goals.  The performance goals for 2010 are (i) budgeted earnings per share (“EPS”) achieved (weighted 50%) and (ii) budgeted return on invested capital (“ROIC”) achieved (weighted 50%).  The goals are measured at the business unit level, as allocated, for Mr. Harp (MDU Construction Services Group, Inc.), Mr. Schneider (Knife River Corporation) and Mr. Bietz (WBI Holdings, Inc.).  In addition to these performance goals, Mr. Bietz also has five individual performance goals relating to WBI Holdings, Inc.’s safety results, and each goal that is not met will reduce his annual incentive award payment by 1%.

Achievement of budgeted EPS and ROIC would result in payment of 100% of the target amount.  Achievement of less than 85% of budgeted EPS and ROIC would result in no payment, while achievement of 115% of budgeted EPS and an ROIC equal to or greater than the business unit’s weighted average cost of capital (“WACC”) would result in payment of 200% of the target amount.

Annual incentive award payments for executives at the MDU Resources Group level, including Messrs. Hildestad and Schwartz, will be determined based on the annual incentive award payments made to the president and chief executive officers of the four business units – Knife River Corporation, MDU Construction Services Group, Inc., WBI Holdings, Inc. and Combined Utility Group – and will be calculated as follows.  Each business unit president and chief executive officer’s annual incentive award payment, expressed as a percentage of his annual target award, will be multiplied by that business unit’s percentage share of average invested capital for 2010.  These four products will be added together, and the sum will be multiplied by the MDU Resources Group, Inc. executive’s 2010 target incentive.

The Committee may use negative discretion and adjust any annual incentive award payment downward, using any subjective or objective measures as it shall determine, including but not limited to the 20% limitation described in the following sentence.  The 20% limitation means that no more than 20% of after-tax earnings that are in excess of planned earnings at the business unit level for operating company executives, which include Messrs. Harp, Schneider and Bietz, and at the MDU Resources Group level for corporate executives, which include Messrs. Hildestad and Schwartz, will be paid in annual incentives to executives.  The application of this limitation or any other reduction, and the methodology used in determining any such reduction, is in the sole discretion of the Committee.

2010 Long-Term Incentive Awards

On March 5, 2010 the Committee recommended long-term incentive awards in the form of performance shares pursuant to the Long-Term Performance-Based Incentive Plan for the executive officers including the chief financial officer and the NEOs.  The Board approved these awards at its meeting on March 5, 2010.  Mr. Raile received no award because of his retirement on February 16, 2010.  The 2010 long-term incentive award opportunities for the chief financial officer and the NEOs are set forth in the 2010 Performance Share Award Opportunity Chart, which is filed as Exhibit 10.3 and incorporated herein by reference.  The form of Performance Share Award Agreement is filed as Exhibit 10.4.

From 0% to 200% of the target award will be paid out, depending on the Company’s 2010-2012 total stockholder return (“TSR”) compared to the TSRs of companies in the Company’s performance graph peer group over the 2010-2012 performance period. The payout percentage is determined as follows:

The Company’s Percentile Rank	Payout Percentage of Performance Share Grant
90th or higher	200%
70th	150%
50th	100%
40th	10%
Less than 40th	0%

If the Company achieves a percentile rank between the 40th and 50th percentiles, the payout percentage will be equal to 10%, plus 9% for each percentile rank whole percentage above the 40th percentile.  If the Company achieves a percentile rank between the 50th and 90th percentiles, the payout percentage will be equal to 100%, plus 2-1/2% for each percentile rank whole percentage above the 50th percentile.

The Company also will pay dividend equivalents in cash on the number of shares actually earned for the performance period.  The dividend equivalents will be paid at the same time as the performance share awards are paid.

If the Company’s TSR for the 2010-2012 performance period is negative, the number of shares and dividend equivalents otherwise earned, if any, for the performance period will be reduced.  The amount of the reduction, as determined by the Committee in its sole discretion, will range from a 50% reduction to a 100% reduction (down to zero) of the number of shares and dividend equivalents otherwise earned.

Item 9.01        Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description of Exhibit
10.1	MDU Resources Group, Inc. 2010 Annual Award Opportunity Chart
10.2	Form of Annual Incentive Award Agreement under the Long-Term Performance-Based Incentive Plan, as amended March 5, 2010
10.3	MDU Resources Group, Inc. 2010 Performance Share Award Opportunity Chart
10.4	Form of Performance Share Award Agreement under the Long-Term Performance-Based Incentive Plan, as amended March 5, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 11, 2010

MDU Resources Group, Inc.

By: /s/ Paul K. Sandness_________
Paul K. Sandness
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	MDU Resources Group, Inc. 2010 Annual Award Opportunity Chart
10.2	Form of Annual Incentive Award Agreement under the Long-Term Performance-Based Incentive Plan, as amended March 5, 2010
10.3	MDU Resources Group, Inc. 2010 Performance Share Award Opportunity Chart
10.4	Form of Performance Share Award Agreement under the Long-Term Performance-Based Incentive Plan, as amended March 5, 2010